SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT
              Pursuant to Section 13 or 15(d) of the Securities
                           Exchange Act of 1934


   Date of Report (Date of earliest event reported): October 24, 2005


                            SONEX RESEARCH, INC.
              (Exact name of registrant as specified in Charter)


         Maryland                  000-14465              52-1188993
      (State or other           (Commision file         (IRS employer
      jurisdiction of               number)           identification no.)
       incorporation)


                     23 Hudson Street, Annapolis, MD 21401
                    (Address of principal executive offices)


                              (410) 266-5556
             (Registrant's telephone number, including area code)


                                    N/A
         (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the
following   provisions  (see  General  Instruction  A.2.  below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))






ITEM 8.01 - OTHER EVENTS

On October 24, 2005, the Registrant posted the following announcement on its website (www.sonexresearch.com):


      SONEX SIGNS $113,000 AGREEMENT FOR UAV HEAVY FUEL ENGINE CONVERSION


ANNAPOLIS, MARYLAND, October 24, 2005 - SONEX RESEARCH, INC. (OTC SONX), a leader in the field of combustion technology, announced that it has signed an agreement with an unnamed customer for approximately $113,000 to develop a combustion system to convert a small gasoline engine to start and operate on standard military kerosene-based fuels (also referred to as "heavy fuels") for potential use in a production unmanned aerial vehicles (UAV).

The Department of Defense (DoD) now requires engines used in UAVs and other military applications for which gasoline storage and use are undesirable, to operate on less volatile, kerosene-based heavy fuels to reduce the hazard associated with gasoline. Sonex will design and develop a heavy fuel engine
(HFE) conversion process for small, two-stroke, spark-ignited (SI) gasoline engine based on the patented Sonex Combustion System (SCS) modified combustion chamber design and proprietary starting system for two-stroke SI engines.

Under this agreement, Sonex will use its best efforts over the next few months to develop a "Proof of Concept" prototype operating on JP-5 heavy fuel for detailed test and evaluation by the customer. Upon attainment of a successful prototype, the two companies anticipate proceeding to a follow-on program for the development, fabrication and qualification of pre-production, flight ready engines.


Contact: George E. Ponticas, CFO, Sonex Research, Inc., tel: 410-266-5556, email: george.ponticas@sonex-na.com, website: www.sonexresearch.com.


About Sonex

Sonex Research, Inc., a leader in the field of combustion technology, is developing its patented Sonex Combustion System (SCS) piston-based technology for in-cylinder control of ignition and combustion, designed to increase fuel mileage and reduce emissions of internal combustion engines. Sonex plans to complete development, commercialize and market its Sonex Controlled Auto Ignition (SCAI) combustion process to the automotive industry to improve fuel efficiency of gasoline powered vehicles. Additionally, independent third-party testing has confirmed the potential of the SCS application for direct-injected diesel engines to significantly reduce harmful soot in-cylinder without increasing fuel consumption. Other SCS designs are being used to convert gasoline engines of various sizes to operate on safer, diesel-type "heavy fuels" for use in military and commercial applications requiring light weight and safe handling and storage of fuel, such as in UAVs (unmanned aerial vehicles).


CAUTION REGARDING FORWARD-LOOKING STATEMENTS

"Forward-looking" statements contained in this report, as well as all publicly disseminated material about the Company, are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Act. Such statements are based on current expectations, estimates, projections and assumptions by management with respect to matters such as commercial acceptance of the SCS technology, the impact of competition, and the Company's financial condition or results of operations. Readers are cautioned that such statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those expressed in any such forward-looking statements.

Additional information regarding the risks faced by Sonex is provided in the Company's periodic filings with the Securities and Exchange Commission (SEC) under the heading "Risk Factors". Such filings are available upon request from the Company or online in the SEC's EDGAR database at www.sec.gov. The Company, however, is delinquent in its filings with the SEC. It has not filed its Annual Report on Form 10-KSB for the year ended December 31, 2004 because it lacks the financial resources to engage its independent accountants to conduct an audit of the December 31, 2004 financial statements and because its limited staff has not had time to prepare the Form 10-KSB itself. For the same reasons, the Company has been unable to file its Quarterly Reports on Form 10-QSB for March 31, 2005 and June 30, 2005. The Company is unable to predict when it will be able to make these filings and there can be no assurance that the filings will be made at all.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


September 29, 2005

SONEX RESEARCH, INC.
Registrant



/s/ George E. Ponticas
----------------------
George E. Ponticas
Chief Financial Officer and Secretary